                                                                    EXHIBIT 21.1

              List of Subsidiaries of Randgold Resources Limited

Name of Subsidiary                                     Jurisdiction of Incorporation

Mining Investments (Jersey) Limited                       Jersey, Channel Islands

Morila Limited                                            Jersey, Channel Islands

Societe des Mines de Morila SA                                 Republic of Mali

Randgold Resources (Cote d'Ivoire) Limited                Jersey, Channel Islands

Randgold Resources Cote d'Ivoire SARL                           Cote d'Ivoire

Randgold Resources (Mali) Limited                         Jersey, Channel Islands

Randgold Resources Mali Limited SARL                           Republic of Mali

Randgold Resources (Senegal) Limited                      Jersey, Channel Islands

Randgold Resources (Somilo) Limited                       Jersey, Channel Islands

Societe des Mines de Loulo SA                                  Republic of Mali

Randgold Resources (Somisy) Limited                       Jersey, Channel Islands

Societe des Mines de Syama SA                                  Republic of Mali

Randgold Resources Tanzania (T) Limited                           Tanzania

Joint Venture Oxford/Randgold SARL                             Republic of Mali

                                      -1-